Exhibit 99.1

Plug Power Announces Key Strategic Milestones and Continued Margin Improvement in Third Quarter 2024

SLINGERLANDS, N.Y., November 12, 2024 — Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions for the green hydrogen economy, today announced further progress on its strategic and operational initiatives and path to profitability in the third quarter of 2024. These developments underscore the Company's commitment to advancing the hydrogen economy and solidifying its market and financial position in the industry.

Financial Highlights

•	Q3 Financial Performance: Plug reported revenue of $173.7 million in Q3 2024, representing an inflection in electrolyzer deployments, continued expansion of its internally produced hydrogen network, and increased leverage on its manufacturing footprint.

o	Operating Cash Flows: Improved 31% Quarter-Over-Quarter (QoQ) reflecting improvement in margins, working capital efficiency, and leverage of existing inventory. Plug expects to continue to see improvements as revenues increase in the fourth quarter, allowing for further leverage on inventory and fixed manufacturing costs.

o	Gross Margin Loss: Decreased 37% QoQ. This was driven by multiple revenue streams, equipment improving 42%, service improving 776%, Power Purchase Agreements (PPA) improving 13%, and fuel improving 9%.

o	Net Loss: Plug recorded an Earnings-Per-Share loss of $0.25 for Q3 2024, compared to $0.36 for Q2 2024. The Company recorded a net loss of $211.2 million in Q3 2024, compared to $262.3 million in Q2 2024. This net loss included strategic investments, new product deployments, and market dynamics. This net loss also included ~$70.5 million of non-cash charges such as depreciation and amortization, stock-based compensation, provision for common stock warrants, inventory adjustments, and impairment charges.

Operational and Strategic Highlights

•	Electrolyzer Deployment and Revenue Inflection: Plug reported an inflection point for revenue in Q3 2024 with electrolyzer sales increasing 285% QoQ with contribution from 5MW (megawatt) system sales being recognized and additional revenue recognized from a large-scale order being deployed. In Q3 2024, the Company announced an order for 25 MW from bp and Iberdola’s joint venture at the Castellon refinery project in Spain. This quarter marks a major milestone for Plug’s electrolyzer business as it scales and is a significant inflection point for the industry overall, with Q4 2024 expected to see significant deployments continue. This positions the product platform for growth in 2025 and beyond.

•	Leveraging Plug’s Hydrogen Production Network: Hydrogen fuel margins continue to improve as the Company effectively leverages its internal network of hydrogen plants. Planned downtime and maintenance at its Georgia and Tennessee facilities in Q3 2024 limited margin contribution but is expected to improve with higher utilization in Q4 2024. Additionally, our Joint Venture hydrogen plant with Olin Corporation in Louisiana is progressing and is currently in the process of commissioning, with liquid production expected to ramp up to nameplate capacity during Q1 2025.

•	Basic Engineer and Design Package (BEDP) Contracts: To date, Plug has grown to over 8 GW (gigawatts) in global BEDP contracts, which includes further progress in Q3 2024 to a binding framework agreement to provide Allied Green Ammonia (AGA) with 3 GW of electrolyzer capacity for its ammonia plant in Australia. Plug and AGA are in the final stages of completing purchase agreements, expected to be finalized in the coming months. Progress with BEDP customers has continued globally, and anticipated finalization of the 45V tax credit in the U.S. is expected to support acceleration in BEDP work and project FIDs in coming quarters.

•	Continued Momentum in Material Handling: This quarter Plug saw additional benefits of price increases implemented during Q2 2024, primarily in its fuel and service business, with additional pricing benefits expected from PPAs in Q4 2024. Alongside this progress, Plug expanded its material handling portfolio by partnering with Carreras Grupo Logistico to establish Spain’s first hydrogen-powered logistics site. Plug plans to deliver a complete green hydrogen ecosystem to this site, including hydrogen fuel cells, a 1 MW electrolyzer, and a hydrogen refueling station, marking a key milestone in advancing hydrogen adoption in European logistics.

•	Groundbreaking 8 MW Stationary Hydrogen Fuel Cell System for Energy Vault: Plug Power has completed the installation of an 8 MW hydrogen fuel cell system, designed and integrated by Energy Vault, for a first-of-its-kind hybrid microgrid in California. Combining battery storage with green hydrogen, this system will deliver reliable power during wildfires and emergencies, setting a new benchmark for clean, resilient energy solutions in the U.S.

•	Department of Energy (DOE) Support: Plug continues to progress with the DOE loan, which aims to support the expansion of its green hydrogen initiatives and infrastructure for up to six hydrogen sites. Additionally, the Company was awarded a $10 million DOE grant to lead the development of advanced hydrogen refueling stations in Washington State in Q3 2024.

•	Revenue Outlook: Plug anticipates its 2024 revenue to range between $700 million and $800 million, driven by a pipeline of orders in the electrolyzer, cryogenic, and material handling businesses in the second half of 2024. Despite the speed and development of the hydrogen economy continuing to impact hydrogen equipment deployments, the mid-term and long-term outlook remains positive.

CEO Statement

Plug Power CEO Andy Marsh stated: “Plug Power's performance this quarter underscores our commitment to building a sustainable and profitable hydrogen future. Our progress in electrolyzer deployments, advancements in hydrogen production, and expansion into new markets reflect our team's dedication to leading the build out of the hydrogen economy.”

2024 Plug symposium

Plug will host its 6th annual symposium on November 13th at its headquarters in Slingerlands, N.Y. The event will bring together Plug leadership and industry experts to showcase groundbreaking projects that are reshaping the hydrogen industry and to present innovative solutions for the future.

We invite all stakeholders to join us virtually for this important industry event. Register now at: https://event.on24.com/wcc/r/4709318/2EB78C1AF5AAF63684C7F1DF68A30983?partnerref=EarningsPR

Conference Call

Plug Power has a scheduled conference call today, November 12, at 8:30 AM ET to review the Company’s results for the third quarter of 2024. Interested parties are invited to listen to the conference call by calling 877-407-9221 / +1 201-689-8597

The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1692922&tp_key=d012114e58

A playback of the call will be available online for a period following the event.

About Plug Power

Plug is building an end-to-end green hydrogen ecosystem, from production, storage, and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the Company has deployed more than 69,000 fuel cell systems and over 250 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen.

With plans to operate a green hydrogen highway across North America and Europe, Plug built a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and is developing multiple green hydrogen production plants for commercial operation. Plug delivers its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.

For more information, visit www.plugpower.com.

Plug Power Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“Plug”), including but not limited to statements about Plug’s expectations regarding its revenue in Q4 2024 and its ability to leverage inventory and fixed manufacturing costs; Plug’s expectations regarding its electrolyzer business, including deployments in Q4 2024 and growth in 2025 and beyond; Plug’s expectations that planned downtime and maintenance at its Georgia and Tennessee facilities will improve with higher utilization in Q4 2024; Plug’s expectation that its Joint Venture hydrogen plant with Olin Corporation in Louisiana will ramp up to nameplate capacity during Q1 2025; Plug’s expectation that it will finalize purchase agreements with Allied Green Ammonia in the coming months; Plug’s anticipation that finalization of the 45V tax credit in the U.S. will support acceleration in BEDP work and project FIDs in coming quarters; Plug’s expectations that there will be additional impacts from price increases from power purchase agreements in Q4 2024; Plug’s plans to deliver a complete green hydrogen ecosystem Carreras Grupo Logistico; Plug’s belief that its hydrogen fuel cell system for Energy Vault will deliver reliable power during wildfires and emergencies; Plug’s expectation with respect to its conditional commitment loan guarantee from the United States Department of Energy (DOE); Plug’s anticipation that its 2024 revenue will range between $700 million and $800 million and Plug’s belief that the mid-term and long-term outlook for the hydrogen economy in the United States remains positive.

You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the risk that our ability to achieve our business objectives and to continue to meet our obligations is dependent upon our ability to maintain a certain level of liquidity, which will depend in part on our ability to manage our cash flows; the risk that the funding of our loan guarantee from the Department of Energy may be delayed and the risk that we may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable to the DOE to receive the loan guarantee; the risk that we may continue to incur losses and might never achieve or maintain profitability; the risk that we may not realize the anticipated benefits and actual savings in connection with the restructuring; the risk that we may not be able to raise additional capital to fund our operations and such capital may not be available to us on favorable terms or at all; the risk that we may not be able to expand our business or manage our future growth effectively; the risk that we may not be able to maintain an effective system of internal control over financial reporting; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, and supply chain disruptions, may adversely affect our operating results; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing our product and project development goals may adversely affect our revenue and profitability; the risk that our estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including the Inflation Reduction Act and our qualification to utilize the PTC; and the risk that we may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. We disclaim any obligation to update forward-looking statements except as may be required by law.

Media Contact:
Fatimah Nouilati
Plug Power Inc.
Email: PlugPR@plugpower.com

Plug Power Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$93,940	$135,033
Restricted cash	216,772	216,552
Accounts receivable, net of allowance of $7,340 as of September 30, 2024 and $8,798 as of December 31, 2023	167,222	243,811
Inventory, net	885,764	961,253
Contract assets	145,499	126,248
Prepaid expenses and other current assets	124,824	104,068
Total current assets	1,634,021	1,786,965

Restricted cash	$689,483	$817,559
Property, plant, and equipment, net	1,534,056	1,436,177
Right of use assets related to finance leases, net	52,947	57,281
Right of use assets related to operating leases, net	361,009	399,969
Equipment related to power purchase agreements and fuel delivered to customers, net	142,238	111,261
Contract assets	30,333	29,741
Intangible assets, net	175,006	188,886
Investments in non-consolidated entities and non-marketable equity securities	92,767	63,783
Other assets	13,014	11,116
Total assets	$4,724,874	$4,902,738

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$207,224	$257,828
Accrued expenses	107,402	200,544
Deferred revenue and other contract liabilities	132,345	204,139
Operating lease liabilities	66,973	63,691
Finance lease liabilities	10,822	9,441
Finance obligations	83,305	84,031
Current portion of convertible senior notes, net	58,163	—
Current portion of long-term debt	3,232	2,716
Contingent consideration, loss accrual for service contracts, and other current liabilities	117,479	142,410
Total current liabilities	786,945	964,800

Deferred revenue and other contract liabilities	$59,529	$84,163
Operating lease liabilities	249,191	292,002
Finance lease liabilities	27,134	36,133
Finance obligations	278,250	284,363
Convertible senior notes, net	149,214	195,264
Long-term debt	2,341	1,209
Contingent consideration, loss accrual for service contracts, and other liabilities	142,937	146,679
Total liabilities	1,695,541	2,004,613

Stockholders’ equity:
Common stock, $.01 par value per share; 1,500,000,000 shares authorized; Issued (including shares in treasury): 900,281,573 as of September 30, 2024 and 625,305,025 as of December 31, 2023	$9,003	$6,254
Additional paid-in capital	8,388,930	7,494,685
Accumulated other comprehensive loss	(1,634)	(6,802)
Accumulated deficit	(5,259,021)	(4,489,744)
Less common stock in treasury: 19,831,594 as of September 30, 2024 and 19,169,366 as of December 31, 2023	(107,945)	(106,268)
Total stockholders’ equity	3,029,333	2,898,125
Total liabilities and stockholders’ equity	$4,724,874	$4,902,738

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue:
Sales of equipment, related infrastructure and other	$107,141	$145,130	$252,224	$543,510
Services performed on fuel cell systems and related infrastructure	14,148	9,290	40,205	27,088
Power purchase agreements	20,459	20,068	58,437	44,135
Fuel delivered to customers and related equipment	29,791	19,371	77,964	47,391
Other	2,191	4,852	8,514	7,055
Net revenue	$173,730	$198,711	$437,344	$669,179
Cost of revenue:
Sales of equipment, related infrastructure and other	149,912	158,989	414,948	504,717
Services performed on fuel cell systems and related infrastructure	9,086	17,916	35,773	53,586
Provision for loss contracts related to service	6,036	41,581	38,265	55,801
Power purchase agreements	51,782	56,981	161,322	157,773
Fuel delivered to customers and related equipment	55,538	59,012	172,428	177,963
Other	1,401	2,197	4,963	4,843
Total cost of revenue	$273,755	$336,676	$827,699	$954,683

Gross loss	$(100,025)	$(137,965)	$(390,355)	$(285,504)

Operating expenses:
Research and development	19,712	27,651	63,932	83,437
Selling, general and administrative	91,586	105,451	254,689	310,621
Restructuring	514	—	8,154	—
Impairment	4,185	665	8,406	11,734
Change in fair value of contingent consideration	146	2,239	(5,286)	26,316
Total operating expenses	$116,143	$136,006	$329,895	$432,108

Operating loss	(216,168)	(273,971)	(720,250)	(717,612)

Interest income	7,423	10,369	24,495	44,392
Interest expense	(9,148)	(11,802)	(29,984)	(33,717)
Other income/(expense), net	15,510	4,987	(566)	(4,866)
Realized gain on investments, net	—	—	—	263
Other-than-temporary impairment of available-for-sale securities	—	(10,831)	—	(10,831)
Change in fair value of equity securities	—	70	—	8,987
Loss on equity method investments	(8,690)	(7,030)	(29,043)	(19,970)
Loss on extinguishment of convertible senior notes	—	—	(14,047)	—

Loss before income taxes	$(211,073)	$(288,208)	$(769,395)	$(733,354)

Income tax (expense)/benefit	(95)	4,729	118	6,916

Net loss	$(211,168)	$(283,479)	$(769,277)	$(726,438)

Net loss per share:
Basic and diluted	$(0.25)	$(0.47)	$(1.03)	$(1.22)

Weighted average number of common stock outstanding	858,442,951	599,465,146	745,827,431	593,417,595

Plug Power Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities
Net loss	$(769,277)	$(726,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of long-lived assets	51,639	37,810
Amortization of intangible assets	14,194	14,158
Lower of cost or net realizable value inventory adjustment and provision for excess and obsolete inventory	67,768	33,889
Stock-based compensation	64,120	129,074
Loss on extinguishment of convertible senior notes	14,047	-
(Recoveries)/provision for losses on accounts receivable	(1,458)	948
Amortization of (premium)/discount of debt issuance costs on convertible senior notes and long-term debt	(1,731)	1,699
Provision for common stock warrants	16,294	12,737
Deferred income tax benefit	(118)	(621)
Impairment	8,406	11,734
(Recovery)/loss on service contracts	(558)	35,893
Loss on sale of long-lived assets	2,519	-
Fair value adjustment to contingent consideration	(5,286)	26,316
Net realized gain on investments	-	(263)
Other-than-temporary impairment of available-for-sale securities	-	10,831
Accretion of premium on available-for-sale securities	-	(5,144)
Lease origination costs	(3,508)	(7,665)
Change in fair value for equity securities	-	(8,987)
Loss on equity method investments	29,043	19,970
Change in fair value of derivative financial instruments	100	-
Changes in operating assets and liabilities that provide/(use) cash:
Accounts receivable	78,047	(34,685)
Inventory	30,868	(411,737)
Contract assets	(14,849)	(39,040)
Prepaid expenses and other assets	(42,835)	(6,423)
Accounts payable, accrued expenses, and other liabilities	(29,183)	21,221
Payments of contingent consideration	(9,216)	(2,895)
Deferred revenue and other contract liabilities	(96,428)	23,699
Net cash used in operating activities	$(597,402)	$(863,919)

Investing activities
Purchases of property, plant and equipment	(253,148)	(484,030)
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(41,513)	(26,094)
Proceeds from maturities of available-for-sale securities	-	961,160
Proceeds from sales of equity securities	-	76,263
Proceeds from sale of long-lived assets	500	-
Cash paid for non-consolidated entities and non-marketable equity securities	(64,368)	(66,811)
Net cash (used in)/provided by investing activities	$(358,529)	$460,488

Financing activities
Payments of contingent consideration	(1,841)	(10,105)
Proceeds from public and private offerings, net of transaction costs	793,249	-
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(1,677)	(7,922)
Proceeds from exercise of stock options	96	1,313
Principal payments on long-term debt	(726)	(5,710)
Proceeds from finance obligations	54,416	90,265
Principal repayments of finance obligations and finance leases	(64,342)	(53,394)
Net cash provided by financing activities	$779,175	$14,447
Effect of exchange rate changes on cash	7,807	2,130
Decrease in cash and cash equivalents	(41,093)	(579,821)
(Decrease)/increase in restricted cash	(127,856)	192,967
Cash, cash equivalents, and restricted cash beginning of period	1,169,144	1,549,344
Cash, cash equivalents, and restricted cash end of period	$1,000,195	$1,162,490